BOK Financial Corporation reports annual earnings of $524 million, or $8.14 per share, and quarterly earnings of $136 million, or $2.12 per share, in the fourth quarter.

Fourth quarter 2024 financial highlights[1]
Net Income	Net income was $136.2 million, or $2.12 per diluted share, compared to $140.0 million, or $2.18 per diluted share.

Net Interest Income & Margin	Net interest income totaled $313.0 million, an increase of $4.9 million. Net interest margin expanded 7 basis points to 2.75% compared to 2.68% in the prior quarter.

Fees & Commissions Revenue
Fees and commissions revenue was $206.9 million, growing by $4.4 million. Higher brokerage and trading revenue and fiduciary and asset management revenue was partially offset by a decrease in other revenue.

Operating Expense
Operating expense increased $6.6 million to $347.7 million. Personnel expense increased $3.9 million due to commissions related to increased trading revenue and business expansion. Non-personnel expense was up $2.8 million due to higher professional fees and services, business promotion expense, and mortgage banking costs.

Loans
Period end loans were $24.1 billion, an increase of $130 million. Growth in commercial loan balances and loans to individuals was partially offset by a decrease in commercial real estate loans. Average outstanding loan balances were $24.0 billion, a $280 million decrease.

Credit Quality
Nonperforming assets were at a historic low, totaling $49 million, or 0.20% of outstanding loans and repossessed assets, at December 31, 2024, compared to $87 million, or 0.36%, at September 30, 2024. Net charge-offs also remained muted at $528 thousand, or 0.01% of average loans on an annualized basis, in the fourth quarter.

Deposits
Period end deposits grew by $964 million to $38.2 billion, while average deposits increased $1.1 billion to $37.8 billion. Average interest-bearing deposits increased $954 million, while average demand deposits increased by $105 million. The loan to deposit ratio was 63% at December 31, 2024, compared to 64% at September 30, 2024.

Capital	Tangible common equity ratio was 9.17% compared to 9.22% at September 30, 2024. Tier 1 capital ratio was 13.04%, Common equity Tier 1 capital ratio was 13.03%, and total capital ratio was 14.21%.

▲	$4.9 million	1 bp	3%	▲	$1.1 billion
NET INTEREST INCOME		NET CHARGE OFFS - ANNUALIZED	AVERAGE DEPOSIT GROWTH

Full year 2024 financial highlights[2]
Net income was $523.6 million, or $8.14 per diluted share, for 2024, compared to $530.7 million, or $8.02 per diluted share, for the prior year. Net interest income totaled $1.2 billion, a decrease of $61.4 million. Net interest margin was 2.65% compared to 2.93%. Fees and commissions revenue grew $28.9 million to $810.0 million and operating expense increased $32.9 million to $1.4 billion. Net charge-offs were $12.9 million, or 0.05% of average loans in 2024, compared to $18.1 million, or 0.08% of average loans in 2023.

1 Comparisons are to prior quarter unless otherwise noted.     2 Comparisons are to prior year unless otherwise noted.
CEO Commentary
Stacy Kymes, President and CEO, stated, “I am very proud of the BOKF team and the exceptional results we’ve reported this year. We have a talented team with an award-winning culture that focuses on driving long-term success for our organization. It is good to see the investments we are making to grow Core C&I loans are paying off with 8.1 percent year over year growth. Net interest income has expanded every quarter throughout 2024. We’ve done this while capital and asset quality are historically strong. Once again, our diverse business model coupled with our extraordinary team, has shown BOKF is built to perform through diverse business cycles."

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Net Interest Income

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	Change	% Change
Interest revenue	$639,125	$680,310	$(41,185)	(6.1)%
Interest expense	326,079	372,191	(46,112)	(12.4)%
Net interest income	$313,046	$308,119	$4,927	1.6%

Net interest margin	2.75%	2.68%	0.07%	N/A

Average earning assets	$45,375,438	$45,911,383	$(535,945)	(1.2)%
Average trading securities	5,636,949	5,802,448	(165,499)	(2.9)%
Average investment securities	2,037,072	2,094,408	(57,336)	(2.7)%
Average available for sale securities	12,969,630	12,939,422	30,208	0.2%
Average loans balance	24,024,544	24,304,884	(280,340)	(1.2)%
Average interest-bearing deposits	29,440,556	28,486,641	953,915	3.3%
Funds purchased and repurchase agreements	1,076,400	1,016,688	59,712	5.9%
Other borrowings	4,489,870	6,366,046	(1,876,176)	(29.5)%
Net interest income was $313.0 million for the fourth quarter of 2024, an increase of $4.9 million over the prior quarter. Net interest margin expanded to 2.75% from 2.68%, primarily attributable to liabilities re-pricing lower more quickly than assets during the quarter. For the fourth quarter of 2024, our core net interest margin excluding trading activities, a non-GAAP measure, expanded 7 basis points to 3.09% compared to 3.02% in the prior quarter.
Average earning assets decreased $536 million. Average loan balances decreased $280 million, largely due to decreases in commercial loans and commercial real estate loan balances. Average trading securities decreased $165 million. Average interest-bearing deposits increased $954 million, primarily from interest-bearing transaction accounts. Funds purchased and repurchase agreements increased $60 million, while average other borrowings decreased $1.9 billion.
The yield on average earning assets was 5.59%, a 30 basis point decrease from the prior quarter, in response to the rate cuts by the Federal Reserve. The loan portfolio yield decreased 46 basis points to 7.01%, while the yield on the available for sale securities portfolio increased 6 basis points to 3.82% due to repricing at higher rates. The yield on trading securities decreased 46 basis points to 4.90% and the yield on interest-bearing cash and cash equivalents decreased 73 basis points to 4.60%.
Funding costs were 3.69%, down 42 basis points. The cost of interest-bearing deposits decreased 31 basis points to 3.48%. The cost of funds purchased and repurchase agreements decreased 11 basis points to 3.78%, while the cost of other borrowings decreased 60 basis points to 4.95%. The benefit to net interest margin from assets funded by non-interest liabilities was 85 basis points, a decrease of 5 basis points.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Other Operating Revenue

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	Change	% Change
Brokerage and trading revenue	$55,505	$50,391	$5,114	10.1%
Transaction card revenue	27,631	28,495	(864)	(3.0)%
Fiduciary and asset management revenue	60,595	57,384	3,211	5.6%
Deposit service charges and fees	30,038	30,450	(412)	(1.4)%
Mortgage banking revenue	18,140	18,372	(232)	(1.3)%
Other revenue	15,029	17,402	(2,373)	(13.6)%
Total fees and commissions	206,938	202,494	4,444	2.2%
Other gains, net	4,995	13,087	(8,092)	N/A
Gain (loss) on derivatives, net	(21,728)	8,991	(30,719)	N/A
Gain (loss) on fair value option securities, net	(621)	764	(1,385)	N/A
Change in fair value of mortgage servicing rights	20,460	(16,453)	36,913	N/A
Gain (loss) on available for sale securities, net	—	(691)	691	N/A
Total other operating revenue	$210,044	$208,192	$1,852	0.9%
Fees and commissions revenue totaled $206.9 million for the fourth quarter of 2024, an increase of $4.4 million over the prior quarter.
Brokerage and trading revenue increased $5.1 million to $55.5 million. Trading revenue increased $9.4 million to $33.1 million, driven by growth in U.S. agency residential mortgage-backed securities trading volumes and increased industry turnover as client demand returned to more normal levels following rate cuts in the prior quarter. Investment banking revenue decreased $4.1 million following an elevated quarter, primarily due to timing and volume of transactions.
Fiduciary and asset management revenue increased $3.2 million led by growth in trust fees related to increased market valuations and continued growth in client relationships.
Other revenue decreased $2.4 million to $15.0 million following seasonal highs in letter of credit fees in the third quarter.
Other gains, net, were $5.0 million for the fourth quarter of 2024, compared to $13.1 million in the third quarter of 2024. The prior quarter included a pre-tax gain of $3.1 million related to the sale of converted Visa shares. Unrealized gain on merchant banking investments was $2.2 million and gain on investments related to deferred compensation was $2.5 million for the fourth quarter of 2024, compared to $5.0 million and $3.8 million, respectively, in the prior quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Operating Expenses

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	Change	% Change
Personnel	$210,675	$206,821	$3,854	1.9%
Business promotion	9,365	7,681	1,684	21.9%
Professional fees and services	15,175	13,405	1,770	13.2%
Net occupancy and equipment	32,713	32,077	636	2.0%
FDIC and other insurance	6,862	8,186	(1,324)	(16.2)%
FDIC special assessment	(686)	(1,437)	751	N/A
Data processing and communications	48,024	47,554	470	1.0%
Printing, postage and supplies	3,699	3,594	105	2.9%
Amortization of intangible assets	2,855	2,856	(1)	—%
Mortgage banking costs	10,692	9,059	1,633	18.0%
Other expense	8,282	11,229	(2,947)	(26.2)%
Total operating expense	$347,656	$341,025	$6,631	1.9%
Total operating expense was $347.7 million for the fourth quarter of 2024, an increase of $6.6 million compared to the third quarter of 2024.
Personnel expense was $210.7 million, an increase of $3.9 million. Cash-based incentive compensation expense increased $6.1 million, primarily driven by increased trading activity. Deferred compensation expense decreased $1.5 million to $2.4 million; however, this was largely offset by a decrease in the value of related investments included in Other gains, net.
Non-personnel expense was $137.0 million, an increase of $2.8 million. Professional fees and services expenses increased $1.8 million due to ongoing technology project related expenses. Business promotion expense grew $1.7 million, primarily due to increased travel costs. Mortgage banking costs increased $1.6 million. Other expense decreased by $2.9 million due to lower operational losses.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Loans

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	Change	% Change
Commercial:
Healthcare	$3,967,533	$4,149,069	$(181,536)	(4.4)%
Services	3,643,203	3,573,670	69,533	1.9%
Energy	3,254,724	3,126,635	128,089	4.1%
General business	4,164,676	4,028,548	136,128	3.4%
Total commercial	15,030,136	14,877,922	152,214	1.0%

Commercial Real Estate:
Multifamily	2,237,064	2,109,445	127,619	6.0%
Industrial	1,127,867	1,270,928	(143,061)	(11.3)%
Office	755,838	815,966	(60,128)	(7.4)%
Retail	485,926	521,874	(35,948)	(6.9)%
Residential construction and land development	109,120	105,048	4,072	3.9%
Other real estate loans	342,637	365,394	(22,757)	(6.2)%
Total commercial real estate	5,058,452	5,188,655	(130,203)	(2.5)%

Loans to individuals:
Residential mortgage	2,436,958	2,370,293	66,665	2.8%
Residential mortgages guaranteed by U.S. government agencies	136,649	127,747	8,902	7.0%
Personal	1,452,529	1,420,444	32,085	2.3%
Total loans to individuals	4,026,136	3,918,484	107,652	2.7%

Total loans	$24,114,724	$23,985,061	$129,663	0.5%
Outstanding loans were $24.1 billion at December 31, 2024, an increase of $130 million over September 30, 2024, largely due to growth in commercial loans and loans to individuals, partially offset by a decrease in commercial real estate loans. Unfunded loan commitments increased $180 million compared to the third quarter of 2024.
Outstanding commercial loan balances, which includes healthcare, services, energy, and general business loans, increased $152 million compared to the prior quarter.
General business loans increased $136 million to $4.2 billion, or 17% of total loans. General business loans include $2.6 billion of wholesale/retail loans and $1.6 billion of loans from other commercial industries.
Energy loan balances increased $128 million to $3.3 billion, or 13% of total loans. The majority of this portfolio is first lien, senior secured, reserve-based lending to oil and gas producers, which we believe is the lowest risk form of energy lending. Approximately 70% of committed production loans are secured by properties primarily producing oil. The remaining 30% is secured by properties primarily producing natural gas. Unfunded energy loan commitments were $4.4 billion at December 31, 2024, a $103 million decrease compared to September 30, 2024.
Services sector loan balances increased $70 million to $3.6 billion, or 15% of total loans. Services loans consist of a large number of loans to a variety of businesses, including Native American tribal and state and local municipal government entities, Native American tribal casino operations, foundations and not-for-profit organizations, educational services, and specialty trade contractors.
Healthcare sector loan balances decreased $182 million, totaling $4.0 billion, or 16% of total loans. Our healthcare sector loans primarily consist of $3.2 billion of senior housing and care facilities, including independent living, assisted living, and skilled nursing. Generally, we loan to borrowers with a portfolio of multiple facilities, which serves to help diversify risks specific to a single facility.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Commercial real estate loan balances decreased $130 million to $5.1 billion, representing 21% of total loans. Loans secured by industrial facilities decreased $143 million to $1.1 billion, and loans secured by office facilities decreased $60 million to $756 million. Loans secured by retail facilities decreased $36 million to $486 million, and other real estate loans decreased $23 million to $343 million. The decreases in these portfolios were partially offset by a $128 million increase in loans secured by multifamily properties to $2.2 billion. Unfunded commercial real estate loan commitments were $1.9 billion at December 31, 2024, a $206 million increase over September 30, 2024. We take a disciplined approach to managing our concentration of commercial real estate loan commitments as a percentage of capital.
Loans to individuals increased $108 million to $4.0 billion and represent 17% of total loans. Residential mortgage loans increased $76 million while personal loans increased $32 million.

Period End & Average Deposits

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	Change	% Change
Period end deposits
Demand	$8,371,897	$8,260,244	$111,653	1.4%
Interest-bearing transaction	25,455,106	24,312,211	1,142,895	4.7%
Savings	828,817	816,707	12,110	1.5%
Time	3,535,410	3,837,956	(302,546)	(7.9)%
Total deposits	$38,191,230	$37,227,118	$964,112	2.6%

Average deposits
Demand	$8,378,558	$8,273,656	$104,902	1.3%
Interest-bearing transaction	24,992,464	23,986,697	1,005,767	4.2%
Savings	818,210	820,980	(2,770)	(0.3)%
Time	3,629,882	3,678,964	(49,082)	(1.3)%
Total average deposits	$37,819,114	$36,760,297	$1,058,817	2.9%
Our funding sources, which primarily include deposits and wholesale borrowings, provide adequate liquidity to meet our needs. The loan to deposit ratio was 63% at December 31, 2024, compared to 64% at September 30, 2024, providing significant on-balance sheet liquidity to meet future loan demand and contractual obligations.
Period end deposits totaled $38.2 billion at December 31, 2024, a $964 million increase. Interest-bearing transaction account balances increased $1.1 billion while demand deposits increased $112 million. Time deposits decreased $303 million.
Average deposits were $37.8 billion at December 31, 2024, a $1.1 billion increase. Average interest-bearing transaction account balances increased $1.0 billion, and average demand deposit account balances increased $105 million. Average time deposits decreased $49 million.
Average Commercial Banking deposits grew by $811 million over the prior quarter to $17.9 billion, or 47% of total deposits. Our commercial deposit portfolio is highly diversified across industries and customers. The highest concentration by industry within our commercial deposit portfolio is with our energy customers representing 9% of our total deposits. Wealth Management deposits increased by $145 million to $10.0 billion, or 26% of total deposits. Consumer Banking deposits increased $61 million to $8.2 billion, or 22% of total deposits.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Capital

	Minimum Capital Requirement	Capital Conservation Buffer	Minimum Capital Requirement Including Capital Conservation Buffer	Dec. 31, 2024	Sep. 30, 2024
Common equity Tier 1	4.50%	2.50%	7.00%	13.03%	12.73%
Tier 1 capital	6.00%	2.50%	8.50%	13.04%	12.74%
Total capital	8.00%	2.50%	10.50%	14.21%	13.91%
Tier 1 leverage	4.00%	N/A	4.00%	9.97%	9.67%
Tangible common equity ratio[1]				9.17%	9.22%
Adjusted common tangible equity ratio[1]				8.86%	9.01%

Common stock repurchased (shares)				—	—
Average price per share repurchased				$—	$—
1 See Explanation and Reconciliation of Non-GAAP Measures following.
The company's common equity Tier 1 capital ratio was 13.03% at December 31, 2024. In addition, the company's Tier 1 capital ratio was 13.04%, total capital ratio was 14.21%, and leverage ratio was 9.97% at December 31, 2024. At the beginning of 2020, we elected to delay the regulatory capital impact of the transition of the allowance for credit losses from the incurred loss methodology to CECL for two years, followed by a three-year transition period. This election added 3 basis points to the company's common equity Tier 1 capital ratio at December 31, 2024. At September 30, 2024, the company's common equity Tier 1 capital ratio was 12.73%, Tier 1 capital ratio was 12.74%, total capital ratio was 13.91%, and leverage ratio was 9.67%.
The company's tangible common equity ratio, a non-GAAP measure, was 9.17% at December 31, 2024, and 9.22% at September 30, 2024. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. Adjusted for all unrealized securities portfolio gains and losses, including those in the investment portfolio, the tangible common equity ratio would be 8.86%.
No shares were repurchased during the fourth quarter of 2024. We view share buybacks opportunistically, but within the context of maintaining our strong capital position.

Credit Quality
Nonperforming assets were at a historic low, totaling $49 million, or 0.20% of outstanding loans and repossessed assets, at December 31, 2024, compared to $87 million, or 0.36%, at September 30, 2024. Excluding loans guaranteed by U.S. government agencies, nonperforming assets totaled $42 million, or 0.18% of outstanding loans and repossessed assets, at December 31, 2024, compared to $80 million, or 0.34%, at September 30, 2024.
Nonaccruing loans decreased $38 million compared to September 30, 2024. New nonaccruing loans identified in the fourth quarter totaled $5.6 million, offset by $41 million in payments received and $1.3 million in charge-offs. Nonaccruing energy loans decreased $29 million and nonaccruing general business loans decreased $5.2 million.
Net charge-offs remained muted at $528 thousand, or 0.01% of average loans on an annualized basis, in the fourth quarter. Net recoveries were $54 thousand, or less than 0.01% of average loans on an annualized basis, in the third quarter of 2024.
No provision for expected credit losses was necessary for the fourth quarter of 2024. The provision for credit losses was $2.0 million in the third quarter of 2024.
At December 31, 2024, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $332 million, or 1.38% of outstanding loans and 831% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies. At September 30, 2024, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $332 million, or 1.39% of outstanding loans and 427% of nonaccruing loans.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)

Securities & Derivatives
The fair value of the available for sale securities portfolio totaled $12.9 billion at December 31, 2024, a $164 million decrease compared to September 30, 2024. At December 31, 2024, the available for sale securities portfolio consisted primarily of $8.6 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.2 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At December 31, 2024, the available for sale securities portfolio had a net unrealized loss of $537 million, compared to $307 million at September 30, 2024.
We hold an inventory of trading securities in support of sales to a variety of customers. At December 31, 2024, the trading securities portfolio totaled $4.9 billion, compared to $5.1 billion at September 30, 2024.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities decreased $1.3 million to $17.9 million at December 31, 2024.
Derivative contracts are carried at fair value. At December 31, 2024, the net fair values of derivative contracts, before consideration of cash margin, reported as assets under our customer derivative programs totaled $242 million, compared to $415 million at September 30, 2024. The aggregate net fair value of derivative contracts, before consideration of cash margin, held under these programs reported as liabilities totaled $205 million at December 31, 2024, and $393 million at September 30, 2024.
The net cost of the changes in the fair value of mortgage servicing rights and related economic hedges was $2.2 million during the fourth quarter of 2024, including a $22.5 million decrease in the fair value of securities and derivative contracts held as an economic hedge, a $20.5 million increase in the fair value of mortgage servicing rights, and $79 thousand of related net interest expense.

Fourth Quarter 2024 Segment Highlights

	Commercial Banking		Consumer Banking		Wealth Management

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	Dec. 31, 2024	Sep. 30, 2024	Dec. 31, 2024	Sep. 30, 2024
Net interest income and fee revenue	$256,310	$263,475	$101,445	$101,962	$156,454	$145,642
Net loans charged-off (recovered)	(115)	(1,329)	993	1,779	(10)	(159)
Personnel expense	49,592	48,152	24,799	24,616	69,944	66,524
Non-personnel expense	31,242	30,235	35,111	33,163	25,252	27,015
Net income before taxes	160,393	172,663	23,580	24,774	48,915	38,804

Average loans	19,996,608	20,340,512	2,147,058	2,057,870	2,160,588	2,151,196
Average deposits	17,941,793	17,131,237	8,197,577	8,136,312	9,983,232	9,837,888
Assets under management or administration	—	—	—	—	114,615,237	110,702,612
Commercial Banking contributed $160.4 million to net income before taxes in the fourth quarter of 2024, a decrease of $12.3 million compared to the third quarter of 2024. Combined net interest income and fee revenue decreased $7.2 million due to a decline in loan balances, along with reduced loan fees and loan spreads. Net loans recovered decreased $1.2 million to $115 thousand in the fourth quarter of 2024. Personnel expense increased $1.4 million due to increased incentive compensation costs during the quarter, and non-personnel expense increased $1.0 million due to ongoing project costs. Other gains, net, declined $1.9 million related to decreased gains on merchant banking investments. Average loans decreased $344 million, or 2%, to $20.0 billion. Average deposits grew $811 million, or 5%, to $17.9 billion.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Consumer Banking contributed $23.6 million to net income before taxes in the fourth quarter of 2024, a decrease of $1.2 million compared to the prior quarter. Combined net interest income and fee revenue was consistent with the prior quarter. Other operating expenses increased $2.1 million, primarily due to higher mortgage costs. Average loans increased $89 million, or 4%, to $2.1 billion. Average deposits increased $61 million, or 1%, to $8.2 billion.
Wealth Management contributed $48.9 million to net income before taxes in the fourth quarter of 2024, an increase of $10.1 million over the third quarter of 2024. Combined net interest income and fee revenue increased $10.8 million. Total revenue from institutional trading activities increased $10.8 million, primarily driven by growth in U.S. agency residential mortgage-backed securities trading volumes and increased industry turnover as client demand returned to more normal levels following rate cuts in the prior quarter. Fiduciary and asset management revenue increased $3.2 million led by growth in trust fees, while investment banking revenue decreased $5.6 million following an elevated quarter and other revenue decreased $1.7 million. Other operating expense increased $1.7 million, largely due to growth in sales-based incentive compensation expense driven by increased trading activity, partially offset by lower operational losses. Average loans were consistent with the previous quarter at $2.2 billion. Average deposits increased $145 million, or 1%, to $10.0 billion. Assets under management or administration were $114.6 billion, an increase of $3.9 billion, or 4%.

Conference Call & Webcast
The company will hold a conference call at noon Central time on Tuesday, January 21, 2025, to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at bokf.com. The conference call can also be accessed by dialing 1-800-715-9871 toll free, or 1-646-307-1963, conference ID: 6617678. A webcast replay will also be available shortly after the conclusion of the live call at bokf.com or by dialing 1-800-770-2030 and referencing replay PIN: 6617678.

About BOK Financial Corporation
BOK Financial Corporation is a $50 billion regional financial services company headquartered in Tulsa, Oklahoma with $115 billion in assets under management or administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin, Connecticut and Tennessee. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2024 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “outlook,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in government, changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial Corporation and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2024	Sep. 30, 2024
Assets
Cash and due from banks	$1,043,969	$928,997
Interest-bearing cash and cash equivalents	390,732	547,043
Trading securities	4,899,090	5,139,725
Investment securities, net of allowance	2,017,225	2,069,865
Available for sale securities	12,851,600	13,015,986
Fair value option securities	17,876	19,172
Restricted equity securities	406,178	389,335
Residential mortgage loans held for sale	77,561	95,494
Loans:
Commercial	15,030,136	14,877,922
Commercial real estate	5,058,452	5,188,655
Loans to individuals	4,026,136	3,918,484
Total loans	24,114,724	23,985,061
Allowance for loan losses	(280,035)	(284,456)
Loans, net of allowance	23,834,689	23,700,605
Premises and equipment, net	634,485	632,819
Receivables	281,091	299,686
Goodwill	1,044,749	1,044,749
Intangible assets, net	46,788	51,205
Mortgage servicing rights	338,145	315,920
Real estate and other repossessed assets, net	2,254	2,625
Derivative contracts, net	242,809	334,382
Cash surrender value of bank-owned life insurance	416,741	413,682
Receivable on unsettled securities sales	4,825	98,526
Other assets	1,135,085	982,169
Total assets	$49,685,892	$50,081,985

Liabilities
Deposits:
Demand	$8,371,897	$8,260,244
Interest-bearing transaction	25,455,106	24,312,211
Savings	828,817	816,707
Time	3,535,410	3,837,956
Total deposits	38,191,230	37,227,118
Funds purchased and repurchase agreements	1,292,856	743,903
Other borrowings	3,030,123	4,729,880
Subordinated debentures	131,200	131,188
Accrued interest, taxes and expense	352,345	340,290
Due on unsettled securities purchases	405,494	377,240
Derivative contracts, net	237,582	402,559
Other liabilities	494,105	514,609
Total liabilities	44,134,935	44,466,787
Shareholders' equity
Capital, surplus and retained earnings	6,051,393	5,947,732
Accumulated other comprehensive loss	(503,040)	(335,289)
Total shareholders’ equity	5,548,353	5,612,443
Non-controlling interests	2,604	2,755
Total equity	5,550,957	5,615,198
Total liabilities and equity	$49,685,892	$50,081,985

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
AVERAGE BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Assets
Interest-bearing cash and cash equivalents	$546,955	$531,811	$533,760	$567,680	$605,839
Trading securities	5,636,949	5,802,448	5,922,891	5,371,209	5,448,403
Investment securities, net of allowance	2,037,072	2,094,408	2,151,079	2,210,040	2,264,194
Available for sale securities	12,969,630	12,939,422	12,755,865	12,537,981	12,063,398
Fair value option securities	18,384	19,095	19,170	20,080	20,086
Restricted equity securities	338,236	410,800	453,303	412,376	432,780
Residential mortgage loans held for sale	87,353	95,742	81,371	57,402	61,146
Loans:
Commercial	14,973,929	15,076,308	15,516,238	14,992,639	14,680,001
Commercial real estate	5,039,535	5,257,842	5,048,704	5,188,152	5,293,021
Loans to individuals	4,011,080	3,970,734	3,820,211	3,767,776	3,732,086
Total loans	24,024,544	24,304,884	24,385,153	23,948,567	23,705,108
Allowance for loan losses	(283,685)	(287,227)	(283,246)	(278,449)	(273,717)
Loans, net of allowance	23,740,859	24,017,657	24,101,907	23,670,118	23,431,391
Total earning assets	45,375,438	45,911,383	46,019,346	44,846,886	44,327,237
Cash and due from banks	910,894	884,053	871,171	861,319	883,858
Derivative contracts, net	360,352	294,276	273,052	326,564	372,789
Cash surrender value of bank-owned life insurance	414,760	412,945	410,679	409,230	407,665
Receivable on unsettled securities sales	284,793	216,158	171,344	307,389	276,856
Other assets	3,268,949	3,438,220	3,449,607	3,276,184	3,445,265
Total assets	$50,615,186	$51,157,035	$51,195,199	$50,027,572	$49,713,670

Liabilities
Deposits:
Demand	$8,378,558	$8,273,656	$8,386,979	$8,631,416	$9,378,886
Interest-bearing transaction	24,992,464	23,986,697	23,006,204	22,264,259	20,449,370
Savings	818,210	820,980	832,704	843,037	845,705
Time	3,629,882	3,678,964	3,427,336	3,287,179	3,002,252
Total deposits	37,819,114	36,760,297	35,653,223	35,025,891	33,676,213
Funds purchased and repurchase agreements	1,076,400	1,016,688	1,838,323	1,258,044	2,476,973
Other borrowings	4,489,870	6,366,046	7,151,228	6,844,633	7,120,963
Subordinated debentures	131,185	131,155	131,156	131,154	131,151
Derivative contracts, net	417,026	466,271	380,942	537,993	524,101
Due on unsettled securities purchases	472,334	348,585	351,199	499,936	363,358
Other liabilities	630,957	618,187	539,485	574,954	483,934
Total liabilities	45,036,886	45,707,229	46,045,556	44,872,605	44,776,693
Total equity	5,578,300	5,449,806	5,149,643	5,154,967	4,936,977
Total liabilities and equity	$50,615,186	$51,157,035	$51,195,199	$50,027,572	$49,713,670

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
STATEMENTS OF EARNINGS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Interest revenue	$639,125	$638,324	$2,636,464	$2,342,464
Interest expense	326,079	341,649	1,425,706	1,070,284
Net interest income	313,046	296,675	1,210,758	1,272,180
Provision for credit losses	—	6,000	18,000	46,000
Net interest income after provision for credit losses	313,046	290,675	1,192,758	1,226,180
Other operating revenue:
Brokerage and trading revenue	55,505	60,896	218,092	240,610
Transaction card revenue	27,631	28,847	108,865	106,858
Fiduciary and asset management revenue	60,595	51,408	230,860	207,318
Deposit service charges and fees	30,038	27,770	118,745	108,514
Mortgage banking revenue	18,140	12,834	74,107	55,698
Other revenue	15,029	15,035	59,354	62,120
Total fees and commissions	206,938	196,790	810,023	781,118
Other gains, net	4,995	40,452	79,726	56,795
Gain (loss) on derivatives, net	(21,728)	8,592	(22,461)	(9,921)
Gain (loss) on fair value option securities, net	(621)	1,031	(256)	(4,292)
Change in fair value of mortgage servicing rights	20,460	(14,356)	18,437	(3,115)
Loss on available for sale securities, net	—	(27,626)	(45,828)	(30,636)
Total other operating revenue	210,044	204,883	839,641	789,949
Other operating expense:
Personnel	210,675	203,022	811,239	766,610
Business promotion	9,365	8,629	33,274	31,796
Charitable contributions to BOKF Foundation	—	1,542	13,610	2,707
Professional fees and services	15,175	16,288	53,921	55,337
Net occupancy and equipment	32,713	30,355	125,328	121,502
FDIC and other insurance	6,862	8,495	31,105	30,780
FDIC special assessment	(686)	43,773	5,521	43,773
Data processing and communications	48,024	45,584	187,273	181,365
Printing, postage and supplies	3,699	3,844	15,079	15,225
Amortization of intangible assets	2,855	3,543	11,612	13,882
Mortgage banking costs	10,692	8,085	34,638	30,524
Other expense	8,282	10,923	43,155	39,380
Total other operating expense	347,656	384,083	1,365,755	1,332,881

Net income before taxes	175,434	111,475	666,644	683,248
Federal and state income taxes	39,280	28,953	143,091	152,115

Net income	136,154	82,522	523,553	531,133
Net income (loss) attributable to non-controlling interests	—	(53)	(16)	387
Net income attributable to BOK Financial Corporation shareholders	$136,154	$82,575	$523,569	$530,746

Average shares outstanding:
Basic	63,491,458	64,750,171	63,745,088	65,651,569
Diluted	63,491,458	64,750,171	63,745,088	65,651,569

Net income per share:
Basic	$2.12	$1.26	$8.14	$8.02
Diluted	$2.12	$1.26	$8.14	$8.02

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
QUARTERLY EARNINGS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and per share data)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Interest revenue	$639,125	$680,310	$671,817	$645,212	$638,324
Interest expense	326,079	372,191	375,796	351,640	341,649
Net interest income	313,046	308,119	296,021	293,572	296,675
Provision for credit losses	—	2,000	8,000	8,000	6,000
Net interest income after provision for credit losses	313,046	306,119	288,021	285,572	290,675
Other operating revenue:
Brokerage and trading revenue	55,505	50,391	53,017	59,179	60,896
Transaction card revenue	27,631	28,495	27,246	25,493	28,847
Fiduciary and asset management revenue	60,595	57,384	57,576	55,305	51,408
Deposit service charges and fees	30,038	30,450	29,572	28,685	27,770
Mortgage banking revenue	18,140	18,372	18,628	18,967	12,834
Other revenue	15,029	17,402	13,988	12,935	15,035
Total fees and commissions	206,938	202,494	200,027	200,564	196,790
Other gains, net	4,995	13,087	57,375	4,269	40,452
Gain (loss) on derivatives, net	(21,728)	8,991	(1,091)	(8,633)	8,592
Gain (loss) on fair value option securities, net	(621)	764	(94)	(305)	1,031
Change in fair value of mortgage servicing rights	20,460	(16,453)	3,453	10,977	(14,356)
Gain (loss) on available for sale securities, net	—	(691)	34	(45,171)	(27,626)
Total other operating revenue	210,044	208,192	259,704	161,701	204,883
Other operating expense:
Personnel	210,675	206,821	191,090	202,653	203,022
Business promotion	9,365	7,681	8,250	7,978	8,629
Charitable contributions to BOKF Foundation	—	—	13,610	—	1,542
Professional fees and services	15,175	13,405	13,331	12,010	16,288
Net occupancy and equipment	32,713	32,077	30,245	30,293	30,355
FDIC and other insurance	6,862	8,186	7,317	8,740	8,495
FDIC special assessment	(686)	(1,437)	1,190	6,454	43,773
Data processing and communications	48,024	47,554	46,131	45,564	45,584
Printing, postage and supplies	3,699	3,594	3,789	3,997	3,844
Amortization of intangible assets	2,855	2,856	2,898	3,003	3,543
Mortgage banking costs	10,692	9,059	8,532	6,355	8,085
Other expense	8,282	11,229	10,307	13,337	10,923
Total other operating expense	347,656	341,025	336,690	340,384	384,083
Net income before taxes	175,434	173,286	211,035	106,889	111,475
Federal and state income taxes	39,280	33,313	47,303	23,195	28,953
Net income	136,154	139,973	163,732	83,694	82,522
Net income (loss) attributable to non-controlling interests	—	(26)	19	(9)	(53)
Net income attributable to BOK Financial Corporation shareholders	$136,154	$139,999	$163,713	$83,703	$82,575

Average shares outstanding:
Basic	63,491,458	63,489,581	63,714,204	64,290,105	64,750,171
Diluted	63,491,458	63,489,581	63,714,204	64,290,105	64,750,171
Net income per share:
Basic	$2.12	$2.18	$2.54	$1.29	$1.26
Diluted	$2.12	$2.18	$2.54	$1.29	$1.26

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
FINANCIAL HIGHLIGHTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and share data)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Capital:
Period end shareholders' equity	$5,548,353	$5,612,443	$5,229,130	$5,128,751	$5,142,442
Risk weighted assets	$38,315,722	$38,365,133	$39,405,794	$38,952,556	$38,820,977
Risk-based capital ratios:
Common equity Tier 1	13.03%	12.73%	12.10%	11.99%	12.06%
Tier 1	13.04%	12.74%	12.11%	12.00%	12.07%
Total capital	14.21%	13.91%	13.25%	13.15%	13.16%
Leverage ratio	9.97%	9.67%	9.39%	9.42%	9.45%
Tangible common equity ratio[1]	9.17%	9.22%	8.38%	8.21%	8.29%
Adjusted tangible common equity ratio[1]	8.86%	9.01%	8.06%	7.92%	8.02%

Common stock:
Book value per share	$86.53	$87.53	$81.54	$79.50	$79.15
Tangible book value per share	$69.51	$70.44	$64.41	$62.42	$62.15
Market value per share:
High	$121.58	$108.01	$96.41	$92.08	$87.52
Low	$99.93	$86.43	$85.02	$77.86	$62.42
Cash dividends paid	$36,421	$35,147	$35,288	$35,568	$35,739
Dividend payout ratio	26.75%	25.11%	21.55%	42.49%	43.28%
Shares outstanding, net	64,121,299	64,118,417	64,127,824	64,515,035	64,967,177
Stock buy-back program:
Shares repurchased	—	—	412,176	616,630	700,237
Amount	$—	$—	$37,253	$51,727	$49,710
Average price paid per share[2]	$—	$—	$90.38	$83.89	$70.99

Performance ratios (quarter annualized):
Return on average assets	1.07%	1.09%	1.29%	0.67%	0.66%
Return on average equity	9.71%	10.22%	12.79%	6.53%	6.64%
Return on average tangible common equity[1]	12.09%	12.80%	16.27%	8.31%	8.56%
Net interest margin	2.75%	2.68%	2.56%	2.61%	2.64%
Efficiency ratio[1]	65.61%	65.11%	59.83%	67.13%	71.62%

Other data:
Tax equivalent interest	$2,466	$2,385	$2,196	$2,100	$2,112
Net unrealized loss on available for sale securities	$(537,335)	$(307,360)	$(649,236)	$(643,259)	$(616,624)

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and share data)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Mortgage banking:
Mortgage production revenue	$1,282	$1,563	$2,369	$3,525	$(2,535)

Mortgage loans funded for sale	$208,300	$224,749	$240,038	$139,176	$139,255
Add: Current period end outstanding commitments	36,590	70,102	62,960	67,951	34,783
Less: Prior period end outstanding commitments	70,102	62,960	67,951	34,783	49,284
Total mortgage production volume	$174,788	$231,891	$235,047	$172,344	$124,754

Mortgage loan refinances to mortgage loans funded for sale	19%	11%	7%	10%	10%
Realized margin on funded mortgage loans	0.87%	0.93%	0.97%	1.46%	(0.98)%
Production revenue as a percentage of production volume	0.73%	0.67%	1.01%	2.05%	(2.03)%

Mortgage servicing revenue	$16,858	$16,809	$16,259	$15,442	$15,369
Average outstanding principal balance of mortgage loans serviced for others	$22,214,392	$22,203,787	$22,287,559	$21,088,898	$20,471,030
Average mortgage servicing revenue rates	0.30%	0.30%	0.29%	0.29%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(21,917)	$11,357	$(3,484)	$(9,357)	$8,275
Gain (loss) on fair value option securities, net	(621)	764	(94)	(305)	1,031
Gain (loss) on economic hedge of mortgage servicing rights	(22,538)	12,121	(3,578)	(9,662)	9,306
Change in fair value of mortgage servicing rights	20,460	(16,453)	3,453	10,977	(14,356)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(2,078)	(4,332)	(125)	1,315	(5,050)
Net interest expense on fair value option securities[3]	(79)	(146)	(96)	(155)	(101)
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(2,157)	$(4,478)	$(221)	$1,160	$(5,151)
1 See Reconciliation of Non-GAAP Measures following.
2 Excludes 1% excise tax on corporate stock repurchases.
3 Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and share data)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Reconciliation of tangible common equity ratio and adjusted tangible common equity ratio:
Total shareholders' equity	$5,548,353	$5,612,443	$5,229,130	$5,128,751	$5,142,442
Less: Goodwill and intangible assets, net	1,091,537	1,095,954	1,098,777	1,101,643	1,104,728
Tangible common equity	4,456,816	4,516,489	4,130,353	4,027,108	4,037,714
Add: Unrealized loss on investment securities, net	(199,519)	(132,192)	(204,636)	(185,978)	(171,903)
Add: Tax effect on unrealized loss on investment securities, net	46,925	31,090	48,128	43,740	40,430
Adjusted tangible common equity	$4,304,222	$4,415,387	$3,973,845	$3,884,870	$3,906,241

Total assets	$49,685,892	$50,081,985	$50,403,457	$50,160,380	$49,824,830
Less: Goodwill and intangible assets, net	1,091,537	1,095,954	1,098,777	1,101,643	1,104,728
Tangible assets	$48,594,355	$48,986,031	$49,304,680	$49,058,737	$48,720,102

Tangible common equity ratio	9.17%	9.22%	8.38%	8.21%	8.29%
Adjusted tangible common equity ratio	8.86%	9.01%	8.06%	7.92%	8.02%

Reconciliation of return on average tangible common equity:
Total average shareholders' equity	$5,575,583	$5,446,998	$5,146,785	$5,152,061	$4,933,917
Less: Average goodwill and intangible assets, net	1,094,466	1,097,317	1,100,139	1,103,090	1,107,949
Average tangible common equity	$4,481,117	$4,349,681	$4,046,646	$4,048,971	$3,825,968

Net income	$136,154	$139,999	$163,713	$83,703	$82,575

Return on average tangible common equity	12.09%	12.80%	16.27%	8.31%	8.56%

Reconciliation of pre-provision net revenue:
Net income before taxes	$175,434	$173,286	$211,035	$106,889	$111,475
Add: Provision for expected credit losses	—	2,000	8,000	8,000	6,000
Less: Net income (loss) attributable to non-controlling interests	—	(26)	19	(9)	(53)
Pre-provision net revenue	$175,434	$175,312	$219,016	$114,898	$117,528

Calculation of efficiency ratio:
Total other operating expense	$347,656	$341,025	$336,690	$340,384	$384,083
Less: Amortization of intangible assets	2,855	2,856	2,898	3,003	3,543
Numerator for efficiency ratio	$344,801	$338,169	$333,792	$337,381	$380,540

Net interest income	$313,046	$308,119	$296,021	$293,572	$296,675
Tax-equivalent adjustment	2,466	2,385	2,196	2,100	2,112
Tax-equivalent net interest income	315,512	310,504	298,217	295,672	298,787
Total other operating revenue	210,044	208,192	259,704	161,701	204,883
Less: Gain (loss) on available for sale securities, net	—	(691)	34	(45,171)	(27,626)
Denominator for efficiency ratio	$525,556	$519,387	$557,887	$502,544	$531,296

Efficiency ratio	65.61%	65.11%	59.83%	67.13%	71.62%

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and share data)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Information on net interest income and net interest margin excluding trading activities:
Net interest income	$313,046	$308,119	$296,021	$293,572	$296,675
Less: Trading activities net interest income	4,648	3,751	(275)	(498)	(3,305)
Net interest income excluding trading activities	308,398	304,368	296,296	294,070	299,980
Tax-equivalent adjustment	2,466	2,385	2,196	2,100	2,112
Tax-equivalent net interest income excluding trading activities	$310,864	$306,753	$298,492	$296,170	$302,092

Average interest-earning assets	$45,375,438	$45,911,383	$46,019,346	$44,846,886	$44,327,237
Less: Average trading activities interest-earning assets	5,636,949	5,802,448	5,922,891	5,371,209	5,448,403
Average interest-earning assets excluding trading activities	$39,738,489	$40,108,935	$40,096,455	$39,475,677	$38,878,834

Net interest margin on average interest-earning assets	2.75%	2.68%	2.56%	2.61%	2.64%
Net interest margin on average trading activities interest-earning assets	0.36%	0.29%	(0.05)%	(0.07)%	(0.20)%
Net interest margin on average interest-earning assets excluding trading activities	3.09%	3.02%	2.94%	2.97%	3.03%

Explanation of Non-GAAP Measures
The tangible common equity ratio and return on average tangible common equity are primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities, less intangible assets and equity that does not benefit common shareholders. The adjusted tangible common equity ratio also includes unrealized gains and losses on the investment portfolio. These measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders' equity.
Pre-provision net revenue is a measure of revenue less expenses and is calculated before provision for credit losses and income tax expense. This financial measure is frequently used by investors and analysts and enables them to assess a company's ability to generate earnings to cover credit losses through a credit cycle. It also provides an additional basis for comparing the results of operations between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.
The efficiency ratio measures the company's ability to use its assets and manage its liabilities effectively in the current period.
Net interest income and net interest margin excluding trading activities removes the effect of trading activities on these metrics allowing management and investors to assess the performance of the company's core lending and deposit activities without the associated volatility from trading activities.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
LOANS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Commercial:
Healthcare	$3,967,533	$4,149,069	$4,231,058	$4,245,939	$4,143,233
Services	3,643,203	3,573,670	3,577,144	3,529,421	3,576,223
Energy	3,254,724	3,126,635	3,451,485	3,443,719	3,437,101
General business	4,164,676	4,028,548	4,363,722	3,913,788	3,647,212
Total commercial	15,030,136	14,877,922	15,623,409	15,132,867	14,803,769

Commercial real estate:
Multifamily	2,237,064	2,109,445	1,997,282	1,960,839	1,872,760
Industrial	1,127,867	1,270,928	1,214,991	1,343,970	1,475,165
Office	755,838	815,966	876,897	901,105	909,442
Retail	485,926	521,874	547,706	543,735	592,632
Residential construction and land development	109,120	105,048	88,252	83,906	95,052
Other commercial real estate	342,637	365,394	358,447	403,122	392,596
Total commercial real estate	5,058,452	5,188,655	5,083,575	5,236,677	5,337,647

Loans to individuals:
Residential mortgage	2,436,958	2,370,293	2,281,226	2,192,584	2,160,640
Residential mortgages guaranteed by U.S. government agencies	136,649	127,747	131,825	139,456	149,807
Personal	1,452,529	1,420,444	1,433,546	1,470,976	1,453,105
Total loans to individuals	4,026,136	3,918,484	3,846,597	3,803,016	3,763,552

Total	$24,114,724	$23,985,061	$24,553,581	$24,172,560	$23,904,968

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
LOANS MANAGED BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Texas:
Commercial	$7,411,416	$7,437,800	$7,879,143	$7,515,070	$7,384,107
Commercial real estate	1,731,281	1,816,276	1,754,087	1,935,728	1,987,037
Loans to individuals	918,994	880,213	908,920	964,464	914,134
Total Texas	10,061,691	10,134,289	10,542,150	10,415,262	10,285,278

Oklahoma:
Commercial	3,585,592	3,440,385	3,619,136	3,478,146	3,275,907
Commercial real estate	513,101	557,025	556,971	605,419	606,515
Loans to individuals	2,440,874	2,367,725	2,273,240	2,176,268	2,147,782
Total Oklahoma	6,539,567	6,365,135	6,449,347	6,259,833	6,030,204

Colorado:
Commercial	2,188,324	2,175,540	2,220,887	2,244,416	2,273,179
Commercial real estate	759,168	835,478	806,522	766,100	769,329
Loans to individuals	213,768	216,938	217,990	221,291	228,257
Total Colorado	3,161,260	3,227,956	3,245,399	3,231,807	3,270,765

Arizona:
Commercial	1,082,829	1,064,380	1,104,875	1,149,394	1,143,682
Commercial real estate	1,098,174	1,115,928	1,045,837	1,007,972	1,003,331
Loans to individuals	215,531	218,340	208,419	218,664	248,873
Total Arizona	2,396,534	2,398,648	2,359,131	2,376,030	2,395,886

Kansas/Missouri:
Commercial	305,957	306,370	336,232	320,609	331,179
Commercial real estate	515,511	438,424	482,249	497,036	511,947
Loans to individuals	164,638	158,524	157,750	141,767	144,958
Total Kansas/Missouri	986,106	903,318	976,231	959,412	988,084

New Mexico:
Commercial	325,246	324,605	318,711	317,651	291,736
Commercial real estate	402,217	386,037	367,678	352,559	389,106
Loans to individuals	60,703	64,511	67,747	67,814	67,485
Total New Mexico	788,166	775,153	754,136	738,024	748,327

Arkansas:
Commercial	130,772	128,842	144,425	107,581	103,979
Commercial real estate	39,000	39,487	70,231	71,863	70,382
Loans to individuals	11,628	12,233	12,531	12,748	12,063
Total Arkansas	181,400	180,562	227,187	192,192	186,424

Total BOK Financial	$24,114,724	$23,985,061	$24,553,581	$24,172,560	$23,904,968
Loans attributed to a principal market may not always represent the location of the borrower or the collateral.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
DEPOSITS BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Oklahoma:
Demand	$3,618,771	$3,491,996	$3,721,009	$3,365,529	$3,586,091
Interest-bearing:
Transaction	13,352,732	12,474,626	12,115,793	12,362,193	10,929,704
Savings	497,443	490,957	496,289	509,775	500,313
Time	2,138,620	2,462,463	2,157,778	2,136,583	1,984,336
Total interest-bearing	15,988,795	15,428,046	14,769,860	15,008,551	13,414,353
Total Oklahoma	19,607,566	18,920,042	18,490,869	18,374,080	17,000,444

Texas:
Demand	2,216,393	2,228,690	2,448,433	2,201,561	2,306,334
Interest-bearing:
Transaction	6,205,605	6,191,794	5,425,670	5,125,834	5,035,856
Savings	154,112	152,392	150,812	157,108	155,652
Time	646,490	648,796	626,724	605,526	492,753
Total interest-bearing	7,006,207	6,992,982	6,203,206	5,888,468	5,684,261
Total Texas	9,222,600	9,221,672	8,651,639	8,090,029	7,990,595

Colorado:
Demand	1,159,076	1,195,637	1,244,848	1,316,971	1,633,672
Interest-bearing:
Transaction	2,089,475	1,935,685	1,921,671	1,951,232	1,921,605
Savings	59,244	56,275	61,184	63,675	67,646
Time	280,081	279,887	261,237	237,656	201,393
Total interest-bearing	2,428,800	2,271,847	2,244,092	2,252,563	2,190,644
Total Colorado	3,587,876	3,467,484	3,488,940	3,569,534	3,824,316

New Mexico:
Demand	659,234	628,594	661,677	683,643	794,467
Interest-bearing:
Transaction	1,305,044	1,275,502	1,323,750	1,085,946	886,089
Savings	90,580	90,867	92,910	95,944	95,453
Time	347,443	336,830	314,133	298,556	258,195
Total interest-bearing	1,743,067	1,703,199	1,730,793	1,480,446	1,239,737
Total New Mexico	2,402,301	2,331,793	2,392,470	2,164,089	2,034,204

Arizona:
Demand	418,587	435,553	448,587	502,143	524,167
Interest-bearing:
Transaction	1,277,494	1,237,811	1,227,895	1,181,539	1,174,715
Savings	12,336	11,228	11,542	12,024	11,636
Time	70,390	59,508	56,102	46,962	41,884
Total interest-bearing	1,360,220	1,308,547	1,295,539	1,240,525	1,228,235
Total Arizona	1,778,807	1,744,100	1,744,126	1,742,668	1,752,402

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)

(In thousands)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Kansas/Missouri:
Demand	277,440	255,950	291,045	316,041	326,496
Interest-bearing:
Transaction	1,169,541	1,134,544	1,040,114	985,706	966,166
Savings	12,158	11,896	14,998	13,095	13,821
Time	37,210	35,316	32,921	30,411	23,955
Total interest-bearing	1,218,909	1,181,756	1,088,033	1,029,212	1,003,942
Total Kansas/Missouri	1,496,349	1,437,706	1,379,078	1,345,253	1,330,438

Arkansas:
Demand	22,396	23,824	24,579	28,168	25,266
Interest-bearing:
Transaction	55,215	62,249	52,149	55,735	49,966
Savings	2,944	3,092	2,754	2,776	2,564
Time	15,176	15,156	15,040	11,215	9,506
Total interest-bearing	73,335	80,497	69,943	69,726	62,036
Total Arkansas	95,731	104,321	94,522	97,894	87,302

Total BOK Financial	$38,191,230	$37,227,118	$36,241,644	$35,383,547	$34,019,701

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
NET INTEREST MARGIN TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Tax-equivalent asset yields:
Interest-bearing cash and cash equivalents	4.60%	5.33%	5.86%	4.96%	5.30%
Trading securities	4.90%	5.36%	5.06%	5.12%	5.05%
Investment securities, net of allowance	1.42%	1.41%	1.41%	1.42%	1.42%
Available for sale securities	3.82%	3.76%	3.71%	3.48%	3.27%
Fair value option securities	3.70%	3.69%	3.68%	3.59%	3.57%
Restricted equity securities	7.60%	8.20%	8.11%	8.59%	8.01%
Residential mortgage loans held for sale	5.85%	6.15%	6.50%	6.25%	6.59%
Loans	7.01%	7.47%	7.41%	7.40%	7.36%
Allowance for loan losses
Loans, net of allowance	7.10%	7.55%	7.49%	7.48%	7.45%
Total tax-equivalent yield on earning assets	5.59%	5.89%	5.80%	5.73%	5.64%

Cost of interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing transaction	3.42%	3.78%	3.76%	3.68%	3.44%
Savings	0.59%	0.60%	0.58%	0.57%	0.53%
Time	4.56%	4.56%	4.51%	4.54%	4.13%
Total interest-bearing deposits	3.48%	3.79%	3.76%	3.69%	3.43%
Funds purchased and repurchase agreements	3.78%	3.89%	4.28%	4.05%	4.79%
Other borrowings	4.95%	5.55%	5.58%	5.56%	5.55%
Subordinated debt	6.80%	7.15%	7.07%	7.09%	7.09%
Total cost of interest-bearing liabilities	3.69%	4.11%	4.15%	4.08%	3.98%
Tax-equivalent net interest spread	1.90%	1.78%	1.65%	1.65%	1.66%
Effect of noninterest-bearing funding sources and other	0.85%	0.90%	0.91%	0.96%	0.98%
Tax-equivalent net interest margin	2.75%	2.68%	2.56%	2.61%	2.64%
Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
CREDIT QUALITY INDICATORS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratios)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Nonperforming assets:
Nonaccruing loans:
Commercial:
Energy	$49	$28,986	$28,668	$14,991	$17,843
Healthcare	13,717	15,927	20,845	49,307	81,529
Services	767	1,425	3,165	3,319	3,616
General business	114	5,334	5,756	7,003	7,143
Total commercial	14,647	51,672	58,434	74,620	110,131

Commercial real estate	9,905	12,364	12,883	22,087	7,320

Loans to individuals:
Permanent mortgage	15,261	13,688	12,627	13,449	18,056
Permanent mortgage guaranteed by U.S. government agencies	6,803	6,520	6,617	9,217	9,709
Personal	109	71	122	142	253
Total loans to individuals	22,173	20,279	19,366	22,808	28,018

Total nonaccruing loans	46,725	84,315	90,683	119,515	145,469
Real estate and other repossessed assets	2,254	2,625	2,334	2,860	2,875
Total nonperforming assets	$48,979	$86,940	$93,017	$122,375	$148,344

Total nonperforming assets excluding those guaranteed by U.S. government agencies	$42,176	$80,420	$86,400	$113,158	$138,635

Accruing loans 90 days past due[1]	$—	$597	$2,962	$—	$170

Gross charge-offs	$1,339	$2,496	$7,940	$7,060	$5,007
Recoveries	(811)	(2,550)	(995)	(1,600)	(911)
Net charge-offs (recoveries)	$528	$(54)	$6,945	$5,460	$4,096

Provision for loan losses	$(3,893)	$(3,424)	$13,148	$9,960	$9,105
Provision for credit losses from off-balance sheet unfunded loan commitments	3,874	5,430	(4,983)	(1,658)	(3,627)
Provision for expected credit losses from mortgage banking activities	30	47	(153)	(265)	530
Provision for credit losses related to held-to maturity (investment) securities portfolio	(11)	(53)	(12)	(37)	(8)
Total provision for credit losses	$—	$2,000	$8,000	$8,000	$6,000

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratios)	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023

Allowance for loan losses to period end loans	1.16%	1.19%	1.17%	1.17%	1.16%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to period end loans	1.38%	1.39%	1.34%	1.36%	1.36%
Nonperforming assets to period end loans and repossessed assets	0.20%	0.36%	0.38%	0.51%	0.62%
Net charge-offs (annualized) to average loans	0.01%	—%	0.11%	0.09%	0.07%
Allowance for loan losses to nonaccruing loans[1]	701.46%	365.65%	342.38%	255.33%	204.13%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to nonaccruing loans[1]	830.81%	427.05%	392.74%	298.23%	240.20%
1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(b)
SEGMENTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended		4Q24 vs 3Q24		Year Ended		2024 vs 2023

(In thousands, except ratios)	Dec. 31, 2024	Sep. 30, 2024	Change	% Change	Dec 31, 2024	Dec 31, 2023	Change	% Change
Commercial Banking:
Net interest income	$199,735	$207,610	$(7,875)	(3.8)%	$815,096	$873,399	$(58,303)	(6.7)%
Fees and commissions revenue	56,575	55,865	710	1.3%	216,790	234,334	(17,544)	(7.5)%
Combined net interest income and fee revenue	256,310	263,475	(7,165)	(2.7)%	1,031,886	1,107,733	(75,847)	(6.8)%
Other operating expense	80,834	78,387	2,447	3.1%	305,430	315,848	(10,418)	(3.3)%
Corporate allocations	16,848	17,371	(523)	(3.0)%	69,997	74,999	(5,002)	(6.7)%
Net income before taxes	160,393	172,663	(12,270)	(7.1)%	491,607	715,586	(223,979)	(31.3)%

Average assets	21,510,871	21,881,574	(370,703)	(1.7)%	21,751,103	21,003,551	747,552	3.6%
Average loans	19,996,608	20,340,512	(343,904)	(1.7)%	20,201,849	19,374,797	827,052	4.3%
Average deposits	17,941,793	17,131,237	810,556	4.7%	16,752,377	15,321,427	1,430,950	9.3%

Consumer Banking:
Net interest income	$65,485	$65,263	$222	0.3%	$260,047	$267,020	$(6,973)	(2.6)%
Fees and commissions revenue	35,960	36,699	(739)	(2.0)%	145,118	123,732	21,386	17.3%
Combined net interest income and fee revenue	101,445	101,962	(517)	(0.5)%	405,165	390,752	14,413	3.7%
Other operating expense	59,910	57,779	2,131	3.7%	226,264	212,114	14,150	6.7%
Corporate allocations	14,874	13,298	1,576	11.9%	55,737	48,565	7,172	14.8%
Net income before taxes	23,580	24,774	(1,194)	(4.8)%	112,224	106,977	5,247	4.9%

Average assets	8,238,609	8,172,256	66,353	0.8%	8,112,293	8,040,602	71,691	0.9%
Average loans	2,147,058	2,057,870	89,188	4.3%	2,023,837	1,800,320	223,517	12.4%
Average deposits	8,197,577	8,136,312	61,265	0.8%	8,077,700	8,014,159	63,541	0.8%

Wealth Management:
Net interest income	$38,144	$33,185	$4,959	14.9%	$129,228	$119,018	$10,210	8.6%
Fees and commissions revenue	118,310	112,457	5,853	5.2%	462,679	475,447	(12,768)	(2.7)%
Combined net interest income and fee revenue	156,454	145,642	10,812	7.4%	591,907	594,465	(2,558)	(0.4)%
Other operating expense	95,196	93,539	1,657	1.8%	378,237	351,467	26,770	7.6%
Corporate allocations	12,353	13,458	(1,105)	(8.2)%	57,073	54,401	2,672	4.9%
Net income before taxes	48,915	38,804	10,111	26.1%	119,678	219,647	(99,969)	(45.5)%

Average assets	10,775,744	10,566,503	209,241	2.0%	10,772,189	9,883,180	889,009	9.0%
Average loans	2,160,588	2,151,196	9,392	0.4%	2,177,465	2,201,614	(24,149)	(1.1)%
Average deposits	9,983,232	9,837,888	145,344	1.5%	9,654,008	7,739,490	1,914,518	24.7%
Fiduciary assets	67,979,134	63,703,618	4,275,516	6.7%	67,979,134	59,798,693	8,180,441	13.7%
Assets under management or administration	114,615,237	110,702,612	3,912,625	3.5%	114,615,237	104,736,999	9,878,238	9.4%
Certain prior period amounts have been reclassified to conform to current period presentation.